CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 29, 2011 with respect to the consolidated balance sheets of Genoil Inc. as at December 31, 2010 and 2009 and the consolidated statements of loss, comprehensive loss and deficit and cash flows for the years ended December 31, 2010 and 2009 which is included in the Company’s Annual Report Form 20-F filing.

Calgary, Canada
June 30, 2011	Chartered Accountants

300, 622 – 5TH AVENUE SW, CALGARY, AB T2P 0M6